                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 10.26

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

ARTICLE                                                                     PAGE
-------                                                                     ----
COVERAGE ARTICLE                                                              2
FOLLOW THE FORTUNES ARTICLE                                                   6
COMMENCEMENT AND TERMINATION ARTICLE                                          6
SPECIAL TERMINATION OR SETTLEMENT ARTICLE                                     7
TERRITORY ARTICLE                                                            10
EXCLUSIONS ARTICLE                                                           11
REINSURANCE PREMIUM AND CEDING COMMISSION ARTICLE                            18
OTHER REINSURANCE ARTICLE                                                    18
EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF LIMITS LIABILITY
ARTICLE                                                                      18
REPORTS AND REMITTANCES ARTICLE                                              20
LOSS AND LOSS ADJUSTMENT EXPENSE ARTICLE                                     20
LOSS SETTLEMENTS ARTICLE                                                     21
OFFSET ARTICLE                                                               22
SALVAGE AND SUBROGATION ARTICLE                                              22
WARRANTIES ARTICLE                                                           23
DELAYS, ERRORS, OR OMISSIONS ARTICLE                                         24
ENTIRE AGREEMENT, INTERPRETATION ARTICLE                                     25
ACCESS TO RECORDS ARTICLE                                                    25
CONFIDENTIALITY ARTICLE                                                      25
INSOLVENCY ARTICLE                                                           25
ARBITRATION ARTICLE                                                          27
GOVERNING LAW ARTICLE                                                        29
CURRENCY REVALUATION AND FOREIGN EXCHANGE ARTICLE                            29
SERVICE OF SUIT ARTICLE                                                      30
AGENCY ARTICLE                                                               32
INTERMEDIARY ARTICLE                                                         32
RESERVES AND FUNDING ARTICLE                                                 32
FEDERAL EXCISE TAX ARTICLE                                                   34
DEFINITIONS ARTICLE                                                          34
INSOLVENCY FUNDS EXCLUSION CLAUSE
NUCLEAR INCIDENT EXCLUSION CLAUSES AND NUCLEAR ENERGY RISKS
EXCLUSION CLAUSES


AR 16479 -- 3/1/06                     1
(04/20/06)

               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT

                                    PREAMBLE

Words and phrases that appear in BOLD print have special meanings that are defined either in the Definitions Article or in the text of this AGREEMENT.

This AGREEMENT is made and entered into by and between:

Allied World Assurance Company, Ltd., a Bermuda corporation;
Allied World Assurance Company (Europe) Limited, an Ireland corporation; Allied World Assurance Company (Reinsurance) Limited, an Ireland corporation; Allied World Assurance Company (U.S.) Inc.; and
Newmarket Underwriters Insurance Company;

(Hereinafter collectively referred to as the COMPANY);

Of the one part, and

The various reinsurers as identified by the Interests And Liabilities Agreements attaching to and forming a part of this AGREEMENT

(Hereinafter referred to individually as the REINSURER and collectively as the REINSURERS)

Of the other part.

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

COVERAGE ARTICLE

The COMPANY will cede to the REINSURER, and the REINSURER will accept a quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of the interests and liabilities of all POLICIES classified by the COMPANY as:

Excess General Casualty Insurance; and

Underwritten by the COMPANY'S staff.

The quota share cession will be based on the original limits and initial attachment point of each reinsured POLICY as follows:

SECTION A

(This Section A is not applicable to POLICIES written by Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)

I. As respects POLICIES with original limits up to and including $25,000,000, E25,000,000 or L15,000,000, the COMPANY will cede to the REINSURER, and the REINSURER will accept, the quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT). The quota share percentage of the interests and liabilities of the subject POLICIES that will be ceded to the REINSURERS under this Section A is 12.00%.

II. The limit of liability to the REINSURERS for ULTIMATE NET LOSS will not exceed $3,000,000, E3,000,000, or L1,800,000, i.e. 12.00% of the applicable
     POLICY limit, each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY.

III. All POLICIES subject to this Section A will be written above a minimum initial attachment point of $10,000,000, E10,000,000, or L10,000,000.

SECTION B

(This Section B is not applicable to POLICIES written by Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)

I. As respects POLICIES with original limits in excess of $25,000,000, E25,000,000 or L15,000,000, the COMPANY will cede to the REINSURER, and the REINSURER will accept, its percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of a variable quota share cession to the REINSURERS of the interests and liabilities of the subject POLICIES. The variable quota share cession to the REINSURERS will be calculated individually with respect to each reinsured POLICY and will equal one minus the COMPANY'S RETAINED PERCENTAGE.

     The COMPANY'S RETAINED PERCENTAGE as used in this Section B means:

     The percentage that results from dividing the sum of the following two amounts:

     1.   (a) $25,000,000;

          (b) E25,000,000; or

          (c) L15,000,000; plus

     2. 5.00% of the remaining reinsured POLICY'S original limit after the amount in 1. (a), 1. (b), or 1. (c) above has been subtracted from that POLICY'S total original limit;

     By the reinsured POLICY'S total original limit.

     The currency of the reinsured POLICY'S original limit will determine whether the amount in 1. (a), 1. (b), or 1. (c) above is used in the calculation of the COMPANY'S RETAINED PERCENTAGE. If the currency of the reinsured POLICY'S original limit is in United States of America (U.S.) dollars, then the amount in 1. (a) above will be used. If the currency of the reinsured POLICY'S original limit is in euros, then the amount in 1.
     (b) above will be used. If the currency of the reinsured POLICY'S original limit is in United Kingdom (UK) pounds sterling, then the amount in 1. (c) above will be used. Where the reinsured POLICY'S original limit is written in a currency other than one of the preceding currencies in this paragraph, the reinsured POLICY'S original limit will be converted into U.S. dollars subject to the provisions of the Currency Revaluation And Foreign Exchange Article and the amount in 1. (a) above will be used in the calculation of the COMPANY'S RETAINED PERCENTAGE for such POLICY.

     Example:

     (i) For the purpose of this example, it is assumed that L20,000,000 is the reinsured POLICY'S total original limit;

     (ii) The reinsured POLICY'S original limit is in UK pounds sterling; therefore, the amount in 1. (c) above will be used the calculation of the COMPANY'S RETAINED PERCENTAGE;

     (iii) 5.00% of the amount remaining after L15,000,000 is subtracted from L20,000,000 equals L250,000 (i.e. 5.00% of L5,000,000);

     (iv) L15,000,000 + L250,000 equals L15,250,000;

     (v) The COMPANY'S RETAINED PERCENTAGE with respect to the reinsured POLICY is therefore 76.25000% (L15,250,000 divided by L20,000,000);

     (vi) 1.00 minus 76.25000% equals 23.75000%; therefore, 23.75000% is the quota share cession ceded to the REINSURERS with respect to the reinsured POLICY.

II. The limit of liability to the REINSURERS for ULTIMATE NET LOSS will not exceed $25,000,000 (i.e., 50% of $50,000,000) or E25,000,000 (i.e., 50% of
     E50,000,000) or L15,000,000 (i.e., 50% of L30,000,000), each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY.

III. All POLICIES subject to this Section B will be written above a minimum initial attachment point of $25,000,000, E25,000,000, or L15,000,000.

SECTION C

(This Section C is applicable only to POLICIES written by Allied World Assurance Company (U.S.) Inc. or Newmarket Underwriters Insurance Company.)

I. As respects POLICIES with original limits up to and including $25,000,000, the COMPANY will cede to the REINSURER, and the REINSURER will accept, the quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT). The quota share percentage of the interests and liabilities of the subject POLICIES that will be ceded to the REINSURERS under this Section C is 20.00%.

II. The limit of liability to the REINSURERS for ULTIMATE NET LOSS will not exceed $5,000,000, i.e. 20.00% of the applicable POLICY limit, each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY.

III. All POLICIES that provide coverage for original named insureds that are principally engaged in the construction of real property and that are subject to this Section C will be written above a minimum initial attachment point of $10,000,000. All other POLICIES subject to this Section C will be written above a minimum initial attachment point of $5,000,000.

PROVISIONS APPLICABLE TO SECTIONS A, B, AND C

I. Should any loss involve this AGREEMENT, the obligation of the REINSURERS in Sections A, B, and C above will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICIES.

II.  If the reinsured POLICY recognizes any:

     1. Erosion of its initial attachment point due to payment of claims by underlying insurance and drops down; or

     2. Reduction in its stated attachment point due to any provisions in any underlying insurance with respect to any JOINT VENTURE;

     Then the minimum initial attachment points specified in Sections A, B, and C above will likewise recognize any such erosion or reduction and be eroded or reduced to the same extent.

III. In addition to ULTIMATE NET LOSS, the REINSURER will indemnify the COMPANY for its proportionate share of:

     1. Any LOSS ADJUSTMENT EXPENSE that does not erode the applicable limit of liability of the reinsured POLICY; provided, however, that if an element of LOSS ADJUSTMENT EXPENSE erodes the applicable limit of liability of the reinsured POLICY, then it shall be deemed as part of ULTIMATE NET LOSS hereunder; and

     2. Any EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY as set forth in the EXTRA CONTRACTUAL OBLIGATIONS And EXCESS OF LIMITS LIABILITY Article.

IV. The sign "$" in this AGREEMENT refers to United States of America (U.S.) dollars. The sign "E" refers to euros, the currency of the European Union. The sign "L" refers to United Kingdom pounds sterling.

     For purposes of:

     1.   Determining whether a given POLICY is subject to Section A or B above;

     2. Which amount of the applicable limit of liability to the REINSURERS stated in Section A, B, or C above is to be used for a given POLICY; or

     3. Which amount of the applicable minimum initial attachment point(s) stated in Section A, B, or C is to be used for a given POLICY;

     The applicable amount stated in Section A, B, or C above that is to be used for such purposes will be the one that has a currency that is identical to the currency of:

     (i)  Such POLICY'S original limit(s) as respects IV. 1. and IV. 2. above;
          and

     (ii) The initial attachment point(s) of such POLICY as respects IV. 3.
          above.

     Where the reinsured POLICY'S original limit(s) or initial attachment point(s) refer(s) to a currency other than one of the preceding currencies in this paragraph IV., such POLICY'S original limit(s) and its initial attachment point(s) will be:

     a)   Converted into their U.S. dollar equivalents; and

     b) The limit of liability to the REINSURERS or the minimum initial attachment point stated in Section A, B, or C above to be used for such POLICY will be the applicable U.S. dollar amount specified above;

     Subject to the provisions of the Currency Revaluation And Foreign Exchange Article.

FOLLOW THE FORTUNES ARTICLE

A. The REINSURER'S liability will attach simultaneously with that of the COMPANY and will be subject in all respects to the same terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as the respective POLICIES of the COMPANY, the true intent of this AGREEMENT being that the REINSURER will, subject to the terms, conditions, and limits of this AGREEMENT, follow the fortunes of the COMPANY.

B. Nothing will in any manner create any obligations or establish any rights against the REINSURER in favor of any third parties or any persons not parties to this AGREEMENT.

COMMENCEMENT AND TERMINATION ARTICLE

This AGREEMENT applies to all POLICIES written or RENEWED with effective dates on or after March 1, 2006, 12:01 a.m. Atlantic Standard Time (AST) and will remain in full force and effect until terminated as hereinafter provided.

This AGREEMENT may be terminated (or any REINSURER'S percentage participation terminated or reduced) at any March 1, 12:01 a.m. AST by either party giving at least ninety (90) calendar days' prior written notice to the other party. During any such period of notice the parties will remain bound by the terms of this AGREEMENT.

In the event this AGREEMENT is terminated (or any REINSURER'S percentage participation terminated or reduced) in accordance with the aforementioned procedure, the REINSURER will remain liable for all losses under POLICIES in force until their expiration or RENEWAL dates, whichever comes first. Additionally, the REINSURER will remain liable during any EXTENDED REPORTING PERIOD or DISCOVERY PERIOD that an original insured may elect to invoke on a claims-made or OCCURRENCE-reported POLICY that expires or is canceled during, or at the end of, the period of the REINSURER'S liability hereunder. The date of loss for claims made or OCCURRENCES reported during said EXTENDED REPORTING PERIOD or DISCOVERY PERIOD will be deemed to be the last in-force day of the reinsured POLICY period. In conformance with state regulations, the obligations of the REINSURER under this AGREEMENT as respects all claims-made POLICIES will extend to the reinstatement of any aggregate limits as may be afforded by any EXTENDED REPORTING PERIOD or DISCOVERY PERIOD provision of such POLICIES. The REINSURER will receive its share of any premium applicable to said EXTENDED REPORTING PERIOD or DISCOVERY period, which will be considered fully earned by the REINSURER on the last in-force day of the reinsured POLICY period.

In the event that POLICIES subject to this AGREEMENT are written in a jurisdiction where cancellation, renewal, or nonrenewal of coverage is regulated by the insurance authorities, and the COMPANY is bound by statute or regulation of said jurisdiction or by a judicial decision to continue coverage after the termination date of this AGREEMENT, then the REINSURER will remain liable on any POLICIES continuing such coverage (and will receive the premium therefor) until the first RENEWAL date when the COMPANY can lawfully nonrenew, or the first date when the COMPANY can lawfully cancel, said POLICIES. If, however, the COMPANY decides to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the REINSURER will not be liable for longer than the run-off period set forth above.

Notwithstanding the termination of this AGREEMENT (or any REINSURER'S percentage participation hereon) as hereinabove provided, the provisions of this AGREEMENT will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

SPECIAL TERMINATION OR SETTLEMENT ARTICLE

(Applicable separately as between the COMPANY and each participating REINSURER)

Section I

A. Either party may terminate this AGREEMENT upon forty-five (45) calendar days' notice in the event that:

     1. The other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any IMPAIRMENT OF PAID-UP CAPITAL, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization.

     IMPAIRMENT OF PAID-UP CAPITAL does not include a voluntary reduction in paid-up capital by either party to this AGREEMENT for purposes of buying back its outstanding shares of stock to increase its earnings per share.

B.   The COMPANY may terminate this AGREEMENT forthwith in the event that:

     1.   The REINSURER ceases writing reinsurance;

     2.   The REINSURER at any time:

          (i) Has a Standard & Poor's (S&P) Insurer Financial Strength Rating of lower than "A-"; or

          (ii) Ceases to have any S&P Insurer Financial Strength Rating (including a designation of "not rated" or "NR") after having had an S&P rating at or after the inception of this AGREEMENT;

     3.   The REINSURER at any time:

          (i)  Has an A.M. Best Financial Strength Rating of lower than "A-"; or

          (ii) Ceases to have any A.M. Best Financial Strength Rating (including a designation of "not rated" or "NR") after having had an A.M. Best Financial Strength Rating at or after the inception of this AGREEMENT;

     4. Over any period not exceeding twelve months, the policyholders' surplus of the REINSURER, as reported in such financial statements of the REINSURER as designated by the COMPANY, drops by 20% or more; or

     5. As respects each REINSURER domiciled in the United States of America only, upon application of the NAIC Insurance Regulatory Information System (IRIS) tests to the REINSURER'S most recent statutory Annual Statement (which the REINSURER hereby agrees to furnish to the COMPANY upon request), it is found that four or more of the REINSURER'S IRIS financial ratio values are outside of the usual range established in the IRIS system.

     Notwithstanding the above, paragraphs 4. and 5. will not apply to any REINSURER having at all times both an S&P Insurer Financial Strength Rating and an A.M. Best Financial Strength Rating of "A" or higher.

C. Termination under Section I A. or Section I B. above will be effected by written notice. The COMPANY will elect whether the termination will be on a run-off basis or a clean-cut basis with an immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS under this AGREEMENT. If the COMPANY initially elects a run-off basis, within fifteen (15) calendar days of receiving notice of the COMPANY'S election, the REINSURER will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the COMPANY. However, even if such security is requested by the COMPANY or provided by the REINSURER, it is agreed that the COMPANY will retain the right to require an immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS at any subsequent date.

Section II

A. After the termination of this AGREEMENT for any reason other than a Special Termination governed by Section I, above, if the REINSURER has any remaining present or future obligations to the COMPANY and any of the five events described in Part B. of Section I should occur, the COMPANY may require:

     (i) An immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS under this AGREEMENT; or

     (ii) The REINSURER to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the COMPANY.

B. If the COMPANY initially requires security under Part A. of this Section, it will notify the REINSURER in writing and the REINSURER will provide such trust account or letter of credit within fifteen (15) calendar days. However, even if such security is requested by the COMPANY or provided by the REINSURER, it is agreed that the COMPANY will retain the right to require an immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS at any subsequent date.

Section III

A. For purposes of this Article, ALL PRESENT AND FUTURE OBLIGATIONS means outstanding ULTIMATE NET LOSS, EXTRA CONTRACTUAL OBLIGATIONS, EXCESS OF LIMITS LIABILITY and LOSS ADJUSTMENT EXPENSE [including reserves for incurred-but-not-reported ULTIMATE NET LOSS and LOSS ADJUSTMENT EXPENSE
     (IBNR)], return of unearned premiums, and all other present or future balances, obligations, or amounts due the COMPANY under this AGREEMENT.

B. In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the Reserves And Funding Article hereof (if applicable).

C. In the event of an immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS, upon receipt of final payment, the COMPANY and the REINSURER will execute a full and final commutation and mutual release of their respective liabilities under the AGREEMENT.

D. When requested by either party an appraisal of IBNR will be made by a panel of three disinterested Actuaries to be selected as follows:

     (i) The COMPANY, or the REINSURER, may request in writing to the other party that any differences in the estimated amount of IBNR be settled by a panel of three Actuaries, one to be chosen by each party and the third by the two so chosen.

     (ii) If the other party refuses or neglects to appoint an Actuary within thirty (30) calendar days after the COMPANY'S or REINSURER'S request in writing that the differences be settled by a panel of three Actuaries, the other party may appoint two Actuaries.

     (iii) If the two Actuaries fail to agree on the selection of a third Actuary within thirty (30) calendar days of their appointment, each of them will name two, of whom the other shall decline one, and the decision shall be made by drawing lots. All the Actuaries will be regularly engaged in the valuation of Excess General Casualty Insurance claims, and each will be a Fellow of the Casualty Actuarial Society. None of the Actuaries will be under the control of either party to this AGREEMENT.

     (iv) Each party shall submit its case to the Actuary it selected within thirty (30) calendar days of the appointment of the third Actuary. The decision in writing of any two Actuaries, when filed with the parties hereto, will be final and binding on both parties. The expense of the Actuaries and of the commutation will be equally divided between the two parties. Said appraisal shall take place in Hamilton, Bermuda unless some other place is mutually agreed upon by the COMPANY and the REINSURER.

E. All demands, requests and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.

F. Settlements under this Article will be adjusted for net present value. The discount rate used for determining net present value will be the current yield of a United States Treasury 2-year note as quoted in the Wall Street Journal on the nearest working day prior to the date the commutation is executed.

G. In the event of any conflict between this Article and any other Article of this AGREEMENT, the terms of this Article will control.

This Article will survive the expiration or termination of this AGREEMENT.

TERRITORY ARTICLE

The territorial scope of this AGREEMENT will follow that of the COMPANY'S POLICIES.

EXCLUSIONS ARTICLE

I. With respect to POLICIES otherwise subject to Sections A, B or C of the Coverage Article, this AGREEMENT does not apply to and specifically excludes the following:

     A. Liability assumed by the COMPANY under any form of treaty reinsurance; however, this exclusion does not apply to POLICIES subject to an inter-company pooling reinsurance agreement among the parties comprising the COMPANY hereunder.

     B. Loss or liability excluded by the Insolvency Funds Exclusion Clause, as attached to this AGREEMENT.

     C.   Loss or liability excluded by the:

          i)   Nuclear Incident Exclusion Clause--Liability--Reinsurance
               (U.S.A.);

          ii)  Nuclear Incident Exclusion Clause--Liability--Reinsurance
               (Canada);

          iii) Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994), (Worldwide Excluding U.S.A. and Canada), (Includes Japanese Amendment);

          iv) Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance (U.S.A.);

          v) Nuclear Incident Exclusion Clause--Physical Damage--Reinsurance (Canada);

          vi) Nuclear Incident Exclusion Clause--Physical Damage and Liability (Boiler and Machinery Policies)--Reinsurance (U.S.A.); and

          vii) Nuclear Incident Exclusion Clause--Physical Damage and Liability (Boiler and Machinery Policies)--Reinsurance (Canada);

          Which are attached to this AGREEMENT.

     D. Loss caused directly, or indirectly, by war, whether or not declared, civil war, insurrection, rebellion or revolution or any act or condition incidental to any of the foregoing. If a POLICY contains, or follows as in the case of a follow-form POLICY, any war or terrorism exclusion that includes any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the POLICY shall supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any war or terrorism exclusion contained in, or followed by, any POLICY issued by the COMPANY.

     E. Costs incurred for the withdrawal, inspection, repair, recall, return, replacement or disposal of an original named insured's products or work; provided that, except with respect to "automobiles" (as such term is defined in the reinsured POLICY) and CRITICAL AUTO PARTS, this exclusion will not apply in respect of costs incurred for the withdrawal, inspection, repair, recall, return, replacement or disposal of products or work of a party other than an original named insured of which the original named insured's products or work forms a part.

     F. Loss or liability arising out of an INTEGRATED OCCURRENCE or BATCH OCCURRENCE in respect of "automobile" (as such term is defined in the reinsured POLICY) manufacturers and CRITICAL AUTO PARTS manufacturers.

     G.   POLICIES with an initial attachment point below:

          1.   $10,000,000, E10,000,000, or L10,000,000 as respects POLICIES that would otherwise be subject to Section A of the Coverage Article;

          2.   $25,000,000, E25,000,000, or L15,000,000 as respects POLICIES that would otherwise be subject to Section B of the Coverage Article;

          3. $10,000,000 as respects POLICIES that would otherwise be subject to Section C of the Coverage Article and that provide coverage for original named insureds that are principally engaged in the construction of real property; or

          4. $5,000,000 as respects all other POLICIES that would otherwise be subject to Section C of the Coverage Article;

          Provided, however, that if the reinsured POLICY recognizes any:

          (i) Erosion of its initial attachment point due to payment of claims by underlying insurance and drops down; or

          (ii) Reduction in its stated attachment point due to any provisions in any underlying insurance with respect to any JOINT VENTURE;

          Then the minimum initial attachment points specified in 1., 2., and 3. above will likewise recognize any such erosion or reduction and be eroded or reduced to the same extent.

          For purposes of determining which currency and amount of the applicable minimum initial attachment point thresholds stated in 1. and 2. above will be used for a given POLICY; the minimum initial attachment point threshold will be the one that has a currency that is identical to the currency of the original attachment point(s) of such POLICY.

          Where the POLICY'S original attachment point(s) refers to a currency other than one of the preceding currencies in this exclusion, such POLICY'S original attachment point(s) will be:

          a)   Converted into its(their) U.S. dollar equivalents; and

          b) The minimum initial attachment point threshold will be the applicable U.S. dollar amount specified in 1., 2. or 3. above;

          Subject to the provisions of the Currency Revaluation And Foreign Exchange Article.

     H.   Directors and Officers Liability.

     I. Errors and Omissions (E&O) or Professional Liability coverage, except for INCIDENTAL EXPOSURE. INCIDENTAL EXPOSURE only as used in this paragraph is defined as an original insured's operations for which there are no identifiable and dedicated third party revenues associated with the exposure.

          This exclusion will not apply to:

          1.   Any:

               (i)  "Bodily injury";

               (ii) "Property damage";

               (iii) "Personal injury";

               (iv) "Advertising liability" (or "advertising injury" or
                    "personal and advertising injury");

               As such terms above are defined in the reinsured POLICY; or

               (v) Any EXTRA CONTRACTUAL OBLIGATIONS, EXCESS OF LIMITS LIABILITY, or any LOSS ADJUSTMENT EXPENSE associated with
                    (i) through (iv) above;

               Regardless of whether or not such EXTRA CONTRACTUAL OBLIGATIONS, EXCESS OF LIMITS LIABILITY, LOSS ADJUSTMENT EXPENSE, liability, injury or damage results directly, or indirectly, or is caused in whole, or in part, by any act, misfeasance, malfeasance, breach of duty, error or omission of the insured that is of a professional nature;

          2.   Druggists or Pharmacists Professional Liability; or

          3.   Employee Benefits Liability.

     J. Loss or liability arising out of a MULTI-YEAR POLICY. The term MULTI-YEAR POLICY as used herein means a POLICY issued for a POLICY period greater than the MAXIMUM POLICY PERIOD as specified under the Definitions Article.

     K. Business derived directly as a member of any pool, association or syndicate.

     L. Surety / Fidelity / Credit / Financial Guarantee and Insolvency losses.

     M. Loss or liability directly resulting from the rendering, or failure to render, the following professional services:

          Medical, surgical, dental, x-ray, nursing or chiropractic services or care provided to any person, including the furnishing of drugs, in connection therewith.

          This exclusion will not apply to:

          1. IN-HOUSE MEDICAL PROFESSIONALS (IN-HOUSE MEDICAL PROFESSIONALS include nurses or physicians who treat fellow employees at an original insured's premises while in the course of their employment with that insured);

          2.   Druggists or Pharmacists Professional Liability; or

          3. Emergency first aid provided by an original insured who is not principally engaged in the provision of emergency medical services.

          If a POLICY contains, or follows as in the case of a follow-form POLICY, any medical malpractice exclusion that includes any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the POLICY shall supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any medical malpractice exclusion contained in, or followed by, any POLICY issued by the COMPANY.

     N. Business classified as Environmental Impairment Liability when written as such.

     O. Asbestos, except as respects such coverage as may be provided by the XL 004 policy form (or similar provisions of other occurrence-reported or claims-made forms).

     P. Aviation Liability, unless such coverage pertains to an incidental part of the original insured's overall operations. Additionally, Aircraft Products Liability will not be covered when the POLICY is issued to an original named insured whose primary business is the manufacture of aircraft, aircraft engines or aircraft propellers. This exclusion does not apply to:

          1.   Fuel or other fluids and lubricants utilized for aircraft;

          2. Any aviation liability arising out of aircraft that an original insured leases to others if such insured is not principally engaged in the manufacture of aircraft, aircraft engines or aircraft propellers or in the carrying of passengers aboard aircraft for a fee.

          3. "Industrial aid aircraft" or "industrial aid aircraft use" as such terms are defined in the POLICY.

          If a POLICY contains, or follows as in the case of a follow-form POLICY, any aviation liability or aircraft exclusion that includes any provision(s) in conflict with any provision(s) of this exclusion, then the provision(s) of the POLICY shall supersede the conflicting provision(s) of this exclusion. This exclusion will not be more limiting than any aviation liability or aircraft exclusion contained in, or followed by, any POLICY issued by the COMPANY.

     Q.   Employment Practices Liability, when written as such.

     R. Methyl tertiary-butyl ether (MTBE) on POLICIES issued to original insureds that are engaged in the:

          1.   Refining or manufacturing of MTBE;

          2.   Refining of petroleum products; or

          3.   Blending of MTBE with other petroleum products;

          However, this exclusion does not apply to persons or organizations that qualify as additional insureds under POLICIES issued to original insureds that are not engaged in any of the operations described in 1. through 3. above.

     S.   Loss or liability arising out of:

          1. Enron, Worldcom or Arthur Anderson, but only with respect to Directors & Officers Liability, Fiduciary Liability, Surety, Lawyers Professional Liability and Accountants Professional Liability when written as such; or

          2. The terrorist attacks that took place in the United States of America on September 11th, 2001, including, but not limited to, losses either directly or indirectly caused by the hijacking and the crashes of the four passenger aircraft on that day.

     T.   Pure financial loss.

II. With respect to POLICIES otherwise subject to Sections B or C of the Coverage Article, this AGREEMENT does not apply to and specifically excludes the following:

     A. POLICIES issued to original named insureds that are major pharmaceutical manufacturers; provided, however, that this exclusion does not apply to:

          1.   Nutraceutical companies;

          2.   Over-the-counter (non-ethical) drug companies; or

          3. Diversified manufacturers whose ethical pharmaceutical revenues are less than 20.00% of total corporate revenues for the twelve-month period that immediately precedes the effective or RENEWAL date of the POLICY.

III. With respect to POLICIES otherwise subject to Section C of the Coverage Article, this AGREEMENT does not apply to and specifically excludes the following:

     A. "Bodily injury" or "property damage" (as such terms are defined in the involved original POLICY) that directly results from the following premises or operations; provided, however, that this exclusion does not apply to such "bodily injury" or "property damage" that is included in the "products-completed operations hazard" (as such hazard is defined in the involved original POLICY):

          1. Demolition operations when written as such (this exclusion does not apply to any mining or quarrying operations or any blasting operations of original insureds whose primary business is not demolition operations);

          2. Fraternity premises when written as such [this exclusion does not apply to any educational institution that is found liable for its oversight (or failure thereof) of the premises, operations or conduct of fraternities];

          3.   Ship-building; ship repair yards or dry dock operations;

          4. Amusement parks, carnivals or automobile racing events when written as such (this exclusion does not apply to original insureds that do not operate such events or premises, but do:

               i)   Promote, market or advertise such events or premises;

               ii) Use such events or premises in their promotional, marketing or advertising activities; or

               iii) Sell or give away tickets to such events or premises);

          5. Airports, but only as respects loss or liability that directly results from the ownership, maintenance or use of aircraft or from flight operations;

          6. Construction of subways, tunnels or dams (this exclusion does not apply to the construction of:

               i) A dam that has an embankment less than 20 feet in height or a reservoir capacity less than 100 acre-feet;

               ii)  A pool or impoundment; or

               iii) A pond);

          7. The application of insecticides or pesticides within a building (this exclusion does not apply to an original insured that owns, occupies, rents, leases or uses such a building);

          8. Underground mining operations (this exclusion does not apply to surface mining or quarrying operations); or

          9.   LOW-RISE RESIDENTIAL CONSTRUCTION OPERATIONS;

          Provided, however, that if:

          (1) A POLICY contains, or follows as in the case of a follow-form POLICY, an exclusion of any of the premises or operations (or both) listed above; and

          (2) Such exclusion includes any provision(s) in conflict with any provision(s) of this exclusion A.;

          Then the provision(s) of such POLICY will supersede the conflicting provision(s) of this exclusion A. with respect to such premises or operations (or both). This exclusion A. will not be more limiting than any exclusion of such premises or operations (or both) listed above, which is contained in, or followed by, any POLICY issued by the COMPANY.

          This exclusion A. will not apply to any original insured that performs work or operations at, or incidental to, any of the premises or operations listed above unless such insured is also principally engaged in the ownership of such premises or the performance of such operations listed above.

     B. "Bodily injury" or "property damage" (as such terms are defined in the involved original POLICY) included in the "products-completed operations hazard" (as such hazard is defined in the involved original POLICY), but only if such "bodily injury" or "property damage" directly results from the manufacturing of:

          1.   Automobiles or motorcycles;

          2.   Springboards or trampolines;

          3. Helmets intended to be used in athletic events or athletic activities;

          4. Underground storage tanks intended to be used for the storage of petroleum products;

          5.   Firearms or guns;

          6.   Paints containing lead;

          7.   Fireworks;

          8.   Medical devices intended to be used for implantation into humans;

          9.   Cell phones;

          10.  Smoke detectors;

          11. NutraSweet or saccharin intended to be used in food or beverage products for human consumption (this exclusion does not apply to an original insured who handles, sells or distributes food or beverage products intended for human consumption that contain NutraSweet or saccharin, unless such insured is principally engaged in the manufacturing of NutraSweet or saccharin);

          12.  Latex gloves;

          13.  Rides intended for use in amusement parks;

          14. Tobacco products (this exclusion does not apply injury or damage due to a fire caused by lighted tobacco products);

          15.  Diving boards or diving towers;

          16.  Insecticides, pesticides or herbicides;

          17.  Manganese welding rods; or

          18. Explosives or nitroglycerine, celluloid, pyroxlin or other explosive substances intended for use in explosives;

          Provided, however, that if:

          (1) A POLICY contains, or follows as in the case of a follow-form POLICY, an exclusion of any of the products or completed operations (or both) listed above; and

          (2) Such exclusion includes any provision(s) in conflict with any provision(s) of this exclusion B.;

          Then the provision(s) of such POLICY shall supersede the conflicting provision(s) of this exclusion B. with respect to such products or completed operations (or both) listed above. This exclusion B. will not be more limiting than any exclusion of such products or completed operations (or both) listed above, which is contained in, or followed by, any POLICY issued by the COMPANY.

     Except as noted above, this exclusion B. will not apply to any original insured that produces, manufactures or assembles any component parts, subassemblies, chemicals, materials or substances used in any of the products or completed operations listed above unless such insured is also principally engaged in the final production, manufacturing or assembly of such product(s) or the performance of such completed operations listed above.

The COMPANY may submit in writing to the REINSURER, for special acceptance hereunder, a POLICY that would otherwise not be covered by this AGREEMENT. If said business is accepted in writing by the REINSURER, it will be subject to the terms and conditions of this AGREEMENT for that REINSURER'S percentage participation hereon, except as such terms and conditions are modified by such acceptance.

REINSURANCE PREMIUM AND CEDING COMMISSION ARTICLE

The COMPANY will cede to the REINSURER the REINSURER'S quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of the NET SUBJECT WRITTEN PREMIUM on all POLICIES written or RENEWED with an effective date on or after the effective date of this AGREEMENT, less a flat ceding commission on the NET SUBJECT WRITTEN PREMIUM ceded as follows:

Section A: Flat rate of 25.00% of NET SUBJECT WRITTEN PREMIUM.

Section B: Flat rate of 22.50% of NET SUBJECT WRITTEN PREMIUM.

Section C: Flat rate of 22.50% of NET SUBJECT WRITTEN PREMIUM.

The flat ceding commission will include premium taxes of all kinds, local board assessments, and all other expenses and charges whatsoever based on the premium for POLICIES ceded under this AGREEMENT, except for Federal Excise Tax as described in the Federal Excise Tax Article.

OTHER REINSURANCE ARTICLE

The COMPANY is permitted to purchase other treaty or facultative reinsurance subject to the Warranties Article contained herein.

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF LIMITS LIABILITY ARTICLE

This AGREEMENT will extend to cover any claims-related EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) arising because of, but not limited to, the following:

A. Failure of the COMPANY to agree to pay a claim within the POLICY limits or to provide a defense against such claims.

B. Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.

C. Negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal or subrogation (or both) or any subsequent action resulting therefrom.

EXTRA CONTRACTUAL OBLIGATIONS as used in this AGREEMENT means those liabilities not covered under any other provision of this AGREEMENT for which the COMPANY is liable to its insured or a third-party claimant, or that the COMPANY paid as its share of a claims-related extra contractual obligation awarded against one or more of its co-insurers.

EXCESS OF LIMITS LIABILITY as used in this AGREEMENT will mean any amount for which the COMPANY would have been contractually liable to pay had it not been for the limits of the reinsured POLICY.

There will be no recovery hereunder where the EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) have been incurred due to fraud committed by a member of the board of directors or a corporate officer of the COMPANY, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the COMPANY.

The date on which any EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) is incurred by the COMPANY will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) discussed in the preceding paragraphs. The REINSURERS' liability as respects EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) under this AGREEMENT will be in addition to the REINSURERS' indemnification coverage set forth in the Coverage Article; provided, however, that each REINSURER'S additional liability as respects EXTRA CONTRACTUAL OBLIGATIONS or EXCESS OF LIMITS LIABILITY (or both) will not exceed the sum of:

1. Its quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of the interests and liabilities of the POLICIES subject to Section A. of the Coverage Article multiplied by $25,000,000; plus

2. Its maximum quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of the interests and liabilities of the POLICIES subject to Section B. of the Coverage Article multiplied by $50,000,000; plus

3. Its quota share percentage (as specified for such REINSURER in the Interests And Liabilities Agreement attaching to and forming a part of this AGREEMENT) of the interests and liabilities of the POLICIES subject to Section C. of the Coverage Article multiplied by $25,000,000;

In the aggregate for each AGREEMENT YEAR.

REPORTS AND REMITTANCES ARTICLE

Within forty-five (45) calendar days after the close of each month, the COMPANY will furnish the REINSURER with a report summarizing the premium, premium ceded less return premium and ceding commission, ULTIMATE NET LOSS paid, LOSS ADJUSTMENT EXPENSE paid, EXTRA CONTRACTUAL OBLIGATIONS paid, EXCESS OF LIMITS LIABILITY paid, monies recovered, and net balance due either party. Said monthly reports will also include the following information for each POLICY subject to this AGREEMENT that is written or RENEWED during the month:

A.   First named insured;

B.   POLICY effective date;

C.   POLICY limits;

D.   POLICY attachment point(s);

E.   POLICY premium;

F.   Premium ceded to REINSURERS;

G.   Paid ULTIMATE NET LOSS;

H.   Reserves for outstanding ULTIMATE NET LOSS;

I.   Paid LOSS ADJUSTMENT EXPENSE; and

J.   Reserves for outstanding LOSS ADJUSTMENT EXPENSE.

Amounts due the REINSURER will accompany said reports. Except with respects to amounts due under paragraph B. of the Loss And LOSS ADJUSTMENT EXPENSE Article, any balances due the COMPANY will be paid within forty-five (45) calendar days after the COMPANY has furnished the REINSURER with the report.

Semi-annually the COMPANY will provide the REINSURER with a report listing all claims subject to this AGREEMENT to which the COMPANY has assigned the claim code of "D", "P", or "R". Such report will contain with respect to each claim listed the following information:

1.   First named insured;

2.   POLICY effective date;

3.   Date of loss;

4.   Date of report;

5.   Amount paid;

6.   Amount reserved; and

7.   Status of claim (i.e. whether open or closed).

In addition, the COMPANY will furnish the REINSURER with such other information as may be required by the REINSURER for completion of its NAIC interim and/or annual statements.

LOSS AND LOSS ADJUSTMENT EXPENSE ARTICLE

A. The COMPANY alone and at its full discretion will adjust, settle or compromise all claims and losses. All such settlements, compromises, and adjustments, whether involving coverage issues or otherwise, will be binding on the REINSURER in proportion to its percentage participation. The COMPANY will likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgment may be beneficial or expedient, and all payments made and costs and expenses incurred in connection therewith or in taking legal advice therefore (including those which are the result of actions or disputes between the insured and the COMPANY and including the pro rata share, according to the time occupied in adjusting such loss, of salaries and expenses of the COMPANY'S field employees and salaried adjusters who have no administrative duties, including but not limited to charges or expenses incurred through the use of third party claim services or technical services, and expenses of the COMPANY'S officials incurred in connection with the loss; but excluding salaries of the COMPANY'S officials and regular office employees and office expenses of the COMPANY) will be shared by the REINSURER proportionately. The REINSURER will, on the other hand, benefit proportionately from all reductions of LOSS ADJUSTMENT EXPENSE by salvage, compromise or otherwise.

B. If the amount due the COMPANY for the sum of ULTIMATE NET LOSS, LOSS ADJUSTMENT EXPENSE, EXTRA CONTRACTUAL OBLIGATIONS, or EXCESS OF LIMITS LIABILITY (whether individually or collectively) recoverable under this AGREEMENT for any one OCCURRENCE is in excess of:

     1. $1,500,000 with respect to POLICIES subject to Section A of the Coverage Article;

     2. $5,000,000 with respect to POLICIES subject to Section B of the Coverage Article; or

     3. $1,500,000 with respect to POLICIES subject to Section C of the Coverage Article;

     The REINSURER will, upon the COMPANY'S demand and its receipt of SATISFACTORY PROOFS OF LOSS (as defined in the Loss Settlements Article), remit the amount due the COMPANY within five (5) business days.

LOSS SETTLEMENTS ARTICLE

All settlements, compromises, and adjustments made by the COMPANY, whether involving coverage issues or otherwise, will be binding on the REINSURER. Such settlements, compromises, or adjustments will be considered SATISFACTORY PROOFS OF LOSS, and amounts falling to the share of the REINSURER will be payable to the COMPANY upon presentation of reasonable evidence of the amount paid or due and payable by the COMPANY, subject to the provisions of the Reports And Remittances Article and the Loss and LOSS ADJUSTMENT EXPENSE Article.

OFFSET ARTICLE

Each party hereto will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this AGREEMENT or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset will have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming reinsurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets will only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.

Where the COMPANY is authorized under the Insurance Companies Act (Canada) to insure risks in Canada, for the purpose of this Article, the branch of a COMPANY in Canada will be considered as a party separate and distinct from the COMPANY and the right of offset provided for in this Article will belong to and be applied against that branch as though it were a separate and distinct party.

SALVAGE AND SUBROGATION ARTICLE

The REINSURER will be credited with its proportionate share of salvage or subrogation (or both) in respect of claims and settlements under this AGREEMENT, less its share of recovery expense. Unless the COMPANY and the REINSURER agree to the contrary, the COMPANY will enforce its right to salvage or subrogation (or both) and will prosecute all claims arising out of such right. Should the COMPANY refuse or neglect to enforce this right, the REINSURER is hereby empowered and authorized to institute appropriate action in the name of the COMPANY.

The REINSURER will benefit proportionately from all reductions of ULTIMATE NET LOSS by salvage, compromise or otherwise. If the amount recovered exceeds the recovery expense, such expense will be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by each party in proportion to its liability for the loss before recovery was attempted.

WARRANTIES ARTICLE

I. Subject to the provisions of the Currency Valuation Article, it is hereby warranted and agreed that:

     1. The REINSURERS' maximum limit of liability for ULTIMATE NET LOSS arising from Section A will not exceed $10,000,000, E10,000,000, or L6,000,000, each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY;

     2. The REINSURERS' maximum limit of liability for ULTIMATE NET LOSS arising from Section B will not exceed $25,000,000, E25,000,000, or L15,000,000, each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY;

     3. The REINSURERS' maximum limit of liability for ULTIMATE NET LOSS arising from Section C will not exceed $10,000,000, each OCCURRENCE under each reinsured POLICY, subject to any reinstatement or any aggregate provisions (or both) in the reinsured POLICY;

     4. Only as respects POLICIES subject to Section A of this AGREEMENT, the COMPANY will retain no less than a 60.00% quota share percentage of the interests and liabilities of the subject POLICIES net and unreinsured, except as specified below;

     5. Only as respects POLICIES subject to Section B of this AGREEMENT, the COMPANY will retain net and unreinsured, except as specified below, a quota share percentage of the interests and liabilities of each POLICY that is reinsured hereunder that is no less than the percentage which results when $25,000,000, E25,000,000, or L15,000,000 is divided by such POLICY'S total original limit, except as specified below; and

     6. Only as respects POLICIES subject to Section C of this AGREEMENT, the COMPANY will retain no less than a 60.00% quota share percentage of the interests and liabilities of the subject POLICIES net and unreinsured, except as specified below.

II.  Any:

     A. Inter-company pooling reinsurance agreements among the parties comprising the COMPANY hereunder;

     B. Aggregate excess-of-loss reinsurance written on an each-OCCURRENCE (a.k.a. "clash") basis rather than on an each-occurrence-under-each-POLICY (a.k.a. "per risk") basis that the COMPANY chooses to purchase; or

     C.   Facultative reinsurance that the COMPANY chooses to purchase;

          Will not be deducted from the amount of the COMPANY'S net and unreinsured retention for purposes of determining whether the COMPANY has breached any warranted retention in paragraph 4. 5. or 6. above.

     III. Premiums ceded by the COMPANY for reinsurance described in II. A. and
          II. B. above will not be deducted from the NET SUBJECT WRITTEN PREMIUM on POLICIES reinsured hereunder and such reinsurance (if any) will not inure to the benefit of this AGREEMENT.

     IV. Premiums ceded by the COMPANY for reinsurance described in II. C. above will be deducted from the NET SUBJECT WRITTEN premium on POLICIES reinsured hereunder and such reinsurance (if any) will inure to the benefit of this AGREEMENT.

     V. The sign "$" in this AGREEMENT refers to U.S. dollars. The sign "E" refers to euros, the currency of the European Union. The sign "L" refers to UK pounds sterling.

          For purposes of:

          1. Determining which currency and amount of the applicable warranted REINSURERS' maximum limit of liability stated in I. 1. and I. 2. above will be used for a given POLICY; or

          2. The calculation of the warranted COMPANY'S retention in I. 5. above for a given POLICY;

          The applicable amount stated in I. 1., I. 2. or I. 5. above that is to be used for such purposes will be the one that has a currency that is identical to the currency of such POLICY'S original limit(s).

          Where the POLICY'S original limit(s) refer(s) to a currency other than one of the preceding currencies in this paragraph V., such POLICY'S original limit(s) will be:

          a)   Converted into its(their) U.S. dollar equivalents; and

          b) The warranted REINSURERS' maximum limit of liability and the amount used in the calculation the warranted COMPANY'S retention will be the applicable U.S. dollar amount specified in I. 1., I.
               2. I. 3. or I. 5. above;

          Subject to the provisions of the Currency Revaluation And Foreign Exchange Article.

DELAYS, ERRORS, OR OMISSIONS ARTICLE

Any inadvertent delay, omission or error will not relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ENTIRE AGREEMENT, INTERPRETATION ARTICLE

A. With respect to the POLICIES being reinsured hereunder, (i) this AGREEMENT constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this AGREEMENT. Any change to, or modification of, this AGREEMENT will be made by written amendment to this AGREEMENT and signed by the parties hereto.

B. This AGREEMENT is between sophisticated parties, each of which has reviewed the AGREEMENT and is fully knowledgeable about its terms and conditions. The parties therefore agree that this AGREEMENT will be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.

ACCESS TO RECORDS ARTICLE

The REINSURER, or its duly authorized representative, will have free access at all reasonable times during and after the currency of this AGREEMENT, to books and records maintained by any of the division, department and branch offices of the COMPANY, which are involved in the subject matter of this AGREEMENT and which pertain to the reinsurance provided hereunder and all losses in connection therewith.

CONFIDENTIALITY ARTICLE

All terms and conditions of this AGREEMENT and any materials provided in the course of inspection will be kept confidential by the REINSURER as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to the REINSURER'S retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this AGREEMENT, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the COMPANY.

INSOLVENCY ARTICLE

(This Article will apply severally to each reinsured company referenced within the definition of the COMPANY in the Preamble to this AGREEMENT. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

A. In the event of the insolvency of the COMPANY, this reinsurance will be payable directly to the COMPANY, or to its liquidator, receiver, conservator or statutory successor, immediately upon demand on the basis of the liability of the COMPANY without diminution because of the insolvency of the COMPANY or because the liquidator, receiver, conservator or statutory successor of the COMPANY has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the COMPANY will give written notice to the REINSURER of the pendency of a claim against the COMPANY, which would involve a possible liability on the part of the REINSURER, indicating the POLICY or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the REINSURER may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the COMPANY or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the REINSURER will be chargeable, subject to the approval of the Court, against the COMPANY as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit, which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER.

B. Where two or more of the REINSURERS are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the AGREEMENT as though such expense had been incurred by the COMPANY.

C. The reinsurance will be payable by the REINSURER to the COMPANY or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the AGREEMENT specifically provides another payee of such reinsurance in the event of the insolvency of the COMPANY, and (b) where the REINSURER with the consent of the original insured or insureds has voluntarily assumed such POLICY obligations of the COMPANY as direct obligations of the REINSURER to the payees under such POLICIES and in substitution for the obligations of the COMPANY to the payees. Then, and in that event only, the COMPANY, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the REINSURER will pay any loss directly to payees under such POLICY.

D. Notwithstanding paragraphs A., B., and C., where the COMPANY is authorized under the Insurance Companies Act (Canada) to insure risks in Canada, in the event of the insolvency of the COMPANY, reinsurance payable in respect of the insurance business in Canada of the COMPANY will be payable to the Chief Agent in Canada of the COMPANY or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the COMPANY without diminution because of the insolvency of the COMPANY or because the COMPANY or a liquidator, receiver, conservator or statutory successor of the COMPANY has failed to pay all or any portion of any claim. All other terms and conditions of paragraphs A., B., and C. remain in effect and apply to this paragraph D., which will prevail if there is a conflict or inconsistency.

ARBITRATION ARTICLE

A. As a condition precedent to any right of action under this AGREEMENT, any and all disputes arising under or relating to this AGREEMENT, including its formation and validity, will be finally and fully determined in Hamilton, Bermuda under the provisions of The Bermuda International Conciliation and Arbitration Act of 1993 (exclusive of the Conciliation Part of such Act), as may be amended and supplemented, by a Board composed of three arbitrators to be selected for each controversy as follows:

     In the event of a dispute, controversy or claim, any party may notify the other party or parties to such dispute, controversy or claim of its desire to arbitrate the matter, and at the time of such notification the party desiring arbitration will notify any other party or parties of the name of the arbitrator selected by it. The other party who has been so notified will within thirty (30) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration will fail or refuse to nominate the second arbitrator within thirty (30) calendar days following receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of thirty (30) calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by such court will be deemed to have been nominated by the party or parties who failed to select the second arbitrator. The two arbitrators, chosen as above provided, will within thirty (30) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within said thirty (30) calendar day period, the third arbitrator will be drawn automatically utilizing the Dow Jones Industrial Average on the third working day after both names have been chosen in writing. A Dow Jones Industrial Average ending in an even number before the decimal point shall be deemed to be the selection of the claimant's name and the Dow Jones Industrial Average ending in an odd number before the decimal point shall be deemed to be the selection of the respondent's name. The three arbitrators shall decide by majority. The umpire will also act as Chair of the Tribunal and, in the event that no majority can be reached, the verdict of the umpire will prevail.

B. All claims, demands, denials of claims and notices pursuant to this Article will be given in writing and given by hand, prepaid express courier, airmail or telecopier properly addressed to the appropriate party and will be deemed as having been effected only upon actual receipt.

C. The Board of Arbitration will fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may prescribe reasonable rules and regulations governing the course and conduct of the arbitration proceeding, including without limitation discovery by the parties. The Board will be relieved of all judicial formality and will not be bound by the strict rules of procedure evidence. The Board will interpret this AGREEMENT as if it were an honorable engagement rather than as merely a legal obligation.

D. The Board will, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and will cause a copy thereof to be served on all the parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board will be deemed to be the decision of the Board. Such decision will be a complete defense to any attempted appeal or litigation of such decision of the Board of Arbitration by, any court or other body to the fullest extent permitted by applicable law.

E. Any order as to the costs of the arbitration will be in the sole discretion of the Board, who may direct to whom and by whom and in what manner they will be paid.

F. All awards made by the Arbitration Board will be final and no right of appeal will lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of Bermuda: (1) will not grant leave to appeal any award based upon a question of law arising out of the award;
     (ii) will not grant leave to make an application with respect to an award; and (iii) will not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding.

     All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

G. If the COMPANY and more than one REINSURER are involved in the SAME DISPUTE(S) OR DIFFERENCE(S) ARISING OUT OF THIS agreement, and the COMPANY requests consolidated arbitration with those REINSURERS in an initial notice of arbitration or response, then those REINSURERS will constitute and act as one party for purposes of the arbitration and thus will select a single party-appointed arbitrator among them. If the COMPANY requests consolidation in its notice of arbitration, then both parties will elect their party-appointed arbitrators within forty-five (45) calendar days of the commencement of the arbitration proceeding. If the COMPANY requests consolidation in its response, then (i) that response will be appended to the COMPANY'S notice of arbitration to the additional REINSURER(S) joined in the proceeding, (ii) any arbitral appointment made before that response will be of no effect, and (iii) the REINSURERS will select their arbitrator within forty-five (45) calendar days of their receipt of those pleadings. For purposes of this paragraph, any instance in which two or more of the REINSURERS have not paid their proportional shares of the same balance claimed due by the COMPANY will be deemed to involve the SAME DISPUTE(S) OR DIFFERENCE(S) ARISING OUT OF THIS AGREEMENT. Communications will be made by the COMPANY to each of the REINSURERS constituting one party. Nothing in this paragraph will impair the rights of REINSURERS to assert several rather than joint defenses or claims, change their liability under this AGREEMENT from several to joint, or impair their rights to retain separate counsel in connection with the arbitration.

H. Unless prohibited by law, the Supreme Court of Bermuda will have exclusive jurisdiction over any and all court proceedings that either party may initiate in connection with the arbitration, including proceedings to compel, stay, or enjoin arbitration or to confirm, vacate, modify, or correct an arbitration award.

I.   This Article will survive the expiration or termination of this AGREEMENT.

GOVERNING LAW ARTICLE

This AGREEMENT, and any dispute, controversy or claim arising out of or relating to this AGREEMENT, will be governed by and construed according to the laws of the State of New York, except with regard to:

A.   The payment of punitive damages; and

B. The procedural law required under the Arbitration Article of this AGREEMENT, which will be construed in accordance with the laws of Bermuda.

Notwithstanding the foregoing, as to rules regarding credit for reinsurance, the rules of all applicable states or other jurisdictions will pertain thereto.

CURRENCY REVALUATION AND FOREIGN EXCHANGE ARTICLE

I. It is understood and agreed that any original limit(s) or original sub-limit(s) of liability, underlying limit(s) or attachment point(s) of a reinsured POLICY in currencies other than United States of America (U.S.) dollars, euros, or UK pounds sterling will be converted into its(their) U.S. dollar equivalent using the same rate of exchange used by the COMPANY when such POLICY was entered by the COMPANY into its own books of account. In the event that there is a subsequent change in the parity value of the U.S. dollar (from that used by the COMPANY when such POLICY was entered by the COMPANY into its own books of account) which results in:

     A. The warranted REINSURERS' maximum limit of liability for such POLICY being exceeded;

     B. Such POLICY being subject to Section A instead of Section B of this AGREEMENT (or subject to Section B instead of Section A of this AGREEMENT); or

     C. Any minimum initial attachment point threshold in U.S. dollars, which is required by exclusion G. or by the Coverage Article in order for such POLICY to be reinsured hereunder, not being met;

     Then:

     1. In the case of A. above, the COMPANY will be held covered for such excess limit;

     2. In the case of B. above, the reinsured POLICY will remain subject to the section of this AGREEMENT that applied based on the exchange rate that was used by the COMPANY when such POLICY was entered by the COMPANY into its own books of account; and

     3. In the case of C. above, the required minimum initial attachment point threshold will be deemed to have been met for such POLICY to be reinsured hereunder;

     Until the next RENEWAL of the POLICY, at which time:

     a)   The warranted REINSURERS' maximum U.S. dollar limit of liability;

     b)   Section A or Section B under the Coverage Article of this AGREEMENT;
          and

     c) The minimum initial attachment point threshold in U.S. dollars, which is required by exclusion G. or by the Coverage Article in order for such POLICY to be reinsured hereunder;

     Will apply to such POLICY based on the exchange rate used by the COMPANY when such RENEWAL is entered by the COMPANY into its own books of account.

II. All amounts due to either the COMPANY or the REINSURER under this AGREEMENT will be paid in United States of America (U.S.) dollars subject to paragraphs III. and IV. below.

III. NET SUBJECT WRITTEN PREMIUM, as well as any subsequent adjustments thereto, collected or returned by the COMPANY in other than U.S. dollars will be paid to, or by, the REINSURER in U.S. dollars at the same rates of exchange at which the COMPANY entered such transaction into its own books of account.

IV. Amounts due the COMPANY for ULTIMATE NET LOSS, LOSS ADJUSTMENT EXPENSE, EXTRA CONTRACTUAL OBLIGATIONS, or EXCESS OF LIMITS LIABILITY hereunder in other than U.S. dollars will be converted into U.S. dollars at the same rates of exchange at which the COMPANY entered the payment(s) of such loss into its own books of account.

SERVICE OF SUIT ARTICLE

This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.

A.   This paragraph A. applies:

     1. Only to POLICIES that are subject to Section A or Section B of the Coverage Article; and

     2. To a REINSURER unauthorized in any jurisdiction that has authority over the COMPANY and in which a subject suit has been instituted.

     In the event any REINSURER hereon fails to pay any amount claimed due hereunder, such REINSURER, at the request of the COMPANY, will submit to the jurisdiction of a court of competent jurisdiction within England or Bermuda and will comply with all requirements necessary to give that court jurisdiction.

B.   This paragraph B. applies:

     1. Only to POLICIES that are subject to Section C of the Coverage Article; and

     2.   To a REINSURER either:

          (a)  Domiciled outside the United States of America; or

          (b) Unauthorized in any state, territory or district of the United States of America that has jurisdiction over the COMPANY and in which a subject suit has been instituted.

     In the event of the failure of any REINSURER hereon to pay any amount claimed to be due hereunder, such REINSURER, at the request of the COMPANY, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the REINSURER'S right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The REINSURER, once the appropriate court is accepted by the REINSURER or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction. In any suit instituted against it upon this AGREEMENT, the REINSURER will abide by the final decision of such court or of any appellate court in the event of an appeal.

     Service of process in such suit may be made upon Mendes and Mount, LLP, 750 Seventh Avenue, New York, New York 10019-6829, when such suit is instituted in the state of New York; Mendes and Mount, LLP, 725 South Figueroa, 19th Floor, Los Angeles, California 90017-5524, when such suit is instituted in the state of California; either of the foregoing if the suit is not instituted in New York or California; or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto (hereinafter "agent for service of process"). However, if another party is so designated, the REINSURER in question recognizes that the laws of the states of New York and California require that service be made on a law firm located in the respective state if a suit is instituted in that state, so that if the party designated on the REINSURER'S Interests and Liabilities Agreement is not located in California as respects a suit instituted in California, or New York as respects a suit instituted in New York, the applicable office of Mendes and Mount stipulated above must be used for service of suit unless the provisions of the final paragraph of this Article apply.

     The agent for service of process is authorized and directed to accept service of process on behalf of the REINSURER in any such suit and/or upon the request of the COMPANY to give a written undertaking to the COMPANY that they will enter a general appearance upon the REINSURER'S behalf in the event such a suit is instituted.

     Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the REINSURER hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the COMPANY or any beneficiary hereunder arising out of this AGREEMENT, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

AGENCY ARTICLE

For purposes of sending and receiving notices and payments required by this AGREEMENT, the reinsured company that is set forth first in the definition of COMPANY in the Preamble to this AGREEMENT will be deemed the agent of all other reinsured companies referenced in the Preamble. In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

INTERMEDIARY ARTICLE

Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the INTERMEDIARY negotiating this AGREEMENT for all POLICIES reinsured hereunder. All communications (including, but not limited to, notices, statements, premiums, return premiums, commissions, taxes, ULTIMATE NET LOSS, LOSS ADJUSTMENT EXPENSES, EXTRA CONTRACTUAL OBLIGATIONS, EXCESS OF LIMITS LIABILITY, salvages, and recoveries) relating to this AGREEMENT will be transmitted to the COMPANY or the REINSURERS through the INTERMEDIARY. Payments by the COMPANY to the INTERMEDIARY will be deemed payment to the REINSURERS. Payments by the REINSURERS to the INTERMEDIARY will be deemed payment to the COMPANY only to the extent that such payments are actually received by the COMPANY.

RESERVES AND FUNDING ARTICLE

This Article applies only to a REINSURER, which reinsures POLICIES subject to Section C of the Coverage Article of this AGREEMENT and which is non-admitted in the jurisdiction where the COMPANY is domiciled.

1. As regards POLICIES issued by the COMPANY coming within the scope of this AGREEMENT, the COMPANY agrees that when it will file with the insurance regulatory authority or set up on its books reserves for unearned premium, losses, and LOSS ADJUSTMENT EXPENSE reinsured hereunder, which it shall be required by law to set up, it will forward to the REINSURER a statement showing the proportion of such reserves which is applicable to the REINSURER. The REINSURER hereby agrees to fund such reserves in respect of:

     A.   Unearned premium;

     B. Known outstanding losses that have been reported to the REINSURER and LOSS ADJUSTMENT EXPENSE relating thereto;

     C. Losses and LOSS ADJUSTMENT EXPENSE paid by the COMPANY but not recovered from the REINSURER; plus

     D. Reserves, including incurred-but-not-reported (IBNR) reserves as determined by the COMPANY, for losses and LOSS ADJUSTMENT EXPENSE relating thereto;

     All of which are hereinafter referred to as REINSURER'S OBLIGATIONS, by funds withheld, cash advances, a letter of credit, or a trust. The REINSURER will have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the COMPANY'S reserves.

2. When funding by a letter of credit, the REINSURER shall apply for and secure timely delivery to the COMPANY of a clean, irrevocable and unconditional letter of credit issued by a bank and containing provisions acceptable to the COMPANY and any insurance regulatory authorities having jurisdiction over the COMPANY in an amount equal to the REINSURER'S OBLIGATIONS. Such letter of credit will be issued for a period of not less than one year and will be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) calendar days [sixty (60) calendar days where required by insurance regulatory authorities] prior to the expiration date of such letter of credit the issuing bank notifies the COMPANY by certified or registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period.

3. The REINSURER and COMPANY agree that the letters of credit provided by the REINSURER pursuant to the provisions of this AGREEMENT may be drawn upon at any time, notwithstanding any other provision of this AGREEMENT, and be utilized by the COMPANY or any successor, by operation of law, of the COMPANY including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the COMPANY for the following purposes, unless otherwise provided for in a separate trust agreement:

     A. To reimburse the COMPANY for the REINSURER'S OBLIGATIONS, the payment of which is due under the terms of this AGREEMENT and which has not been otherwise paid;

     B. To make refund of any sum which is in excess of the actual amount required to pay the REINSURER'S OBLIGATIONS under this AGREEMENT;

     C. To fund an account with the COMPANY for the REINSURER'S OBLIGATIONS. Such cash deposit will be held in an interest-bearing account separate from the COMPANY'S other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the REINSURER.

     D. If prior to any expiration date the issuing bank has sent notice that it elects not to consider the letter of credit extended for any additional period. This paragraph (D.) shall only apply if the REINSURER has failed to replace the expiring letter of credit at least fifteen (15) calendar days prior its expiration with an irrevocable and unconditional, letter of credit issued by another bank and containing provisions acceptable to the COMPANY and any insurance regulatory authorities having jurisdiction over the COMPANY in an amount equal to the REINSURER'S OBLIGATIONS of said reserves.

4. In the event the amount drawn by the COMPANY on any letter of credit is in excess of the actual amount required for 3. A., 3. B., or 3. D. above, the COMPANY shall promptly return to the REINSURER the excess amount so drawn. All of the foregoing will be applied without diminution because of insolvency on the part of the COMPANY or the REINSURER.

5. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the COMPANY or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the COMPANY.

6. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the COMPANY shall prepare a specific statement of the REINSURER'S OBLIGATIONS, for the sole purpose of amending the letter of credit, in the following manner:

     A. If the statement shows that the REINSURER'S OBLIGATIONS exceed the balance of credit as of the statement date, the REINSURER shall, within thirty (30) calendar days after receipt of notice of such excess, secure delivery to the COMPANY of an amendment to the letter of credit increasing the amount of credit by the amount of such difference;

     B. If, however, the statement shows that the REINSURER'S OBLIGATIONS are less than the balance of credit as of the statement date, the COMPANY shall, within thirty (30) calendar days after receipt of written request from the REINSURER, release such excess credit by agreeing to secure an amendment to the letter of credit reducing the amount of credit available by the amount of such excess credit.

FEDERAL EXCISE TAX ARTICLE

(This Article is applicable to those REINSURERS, excepting Underwriters at Lloyd's London and other REINSURERS exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

Only as respects POLICIES subject to Section C of the Coverage Article, the REINSURERS will allow the COMPANY to deduct, for the purpose of paying Federal Excise Tax, the applicable percentage of any premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to such tax. In the event of any return of such premium, the REINSURERS will deduct the aforesaid percentage from the return premium payable hereon and the COMPANY or its agent will recover such tax from the United States Government.

DEFINITIONS ARTICLE

The following definitions apply to this AGREEMENT:

A. AGREEMENT means this contract of reinsurance, including the Nuclear Incident Exclusion Clauses, the Insolvency Funds Exclusion Clause and the Interests And Liabilities

     Agreements attached hereto as well as any written amendment to this AGREEMENT that has been by signed by both the COMPANY and the REINSURER.

B. AGREEMENT YEAR means the period from March 1, 2006, 12:01 a.m. AST to March 1, 2007, 12:01 a.m. AST. Each subsequent period of 12 consecutive months commencing with March 1, 2007, 12:01 a.m. AST will be a separate, successive AGREEMENT YEAR.

C. CRITICAL AUTO PARTS mean brakes and component parts, alternators, engine and engine control parts, clutch set, axle/joint, fuel/gas tanks and component parts, ignition parts, shock/strut, steering/suspension, electrical switches, transmission/gearbox, wheels/tires, seatbelts, door latches and airbags.

D.   DATE OF LOSS means:

     1. The date of the OCCURRENCE or accident as determined by a POLICY responding to the loss if the POLICY was issued on an OCCURRENCE basis;

     2. The date the claim is made as determined by a POLICY responding to the loss if the POLICY was issued on a claims-made basis; or

     3. The date the OCCURRENCE is reported as determined by a POLICY responding to the loss if the POLICY is issued on an OCCURRENCES-reported basis.

     The date of any:

     a)   Claim made under a claims-made POLICY; or

     b)   OCCURRENCE reported under a OCCURRENCES-reported POLICY;

     Will be deemed to be the date as determined under the terms of the POLICY, except that the date of any claim made or OCCURRENCE reported under a Basic EXTENDED REPORTING PERIOD, Supplemental EXTENDED REPORTING PERIOD or DISCOVERY PERIOD provided by such a POLICY will be deemed to be the initial termination date of the POLICY.

E. DECLARATORY JUDGMENT EXPENSE means all expenses incurred by the COMPANY in direct connection with declaratory judgment actions brought to determine the COMPANY'S defense or indemnification obligations (or both) that are allocable to specific POLICIES and claims subject to this AGREEMENT. DECLARATORY JUDGMENT EXPENSE will be deemed to have been incurred by the COMPANY on the DATE OF LOSS.

F. EXTENDED REPORTING PERIOD or DISCOVERY PERIOD means a specific time period after a POLICY'S termination date within which claims may be made or OCCURRENCES may be reported (under a reinsured POLICY written on a claims-made or OCCURRENCES-reported basis) with respect to OCCURRENCES happening between the reinsured POLICY'S retroactive date, if any, and the termination date of that POLICY.

G. INTEGRATED OCCURRENCE or BATCH OCCURRENCE has the same meaning as defined in the reinsured POLICY, if applicable.

H. JOINT VENTURE means any joint venture, co-venture, joint lease, joint operating agreement, limited liability partnership, limited liability company or partnership, in which an original insured has an interest.

I. LOSS ADJUSTMENT EXPENSE means all expenses incurred by the COMPANY in the investigation, appraisal, adjustment, litigation and/or defense of claims under POLICIES reinsured hereunder, including expenses identified in the Loss and LOSS ADJUSTMENT Expense Article, court costs, interest accrued prior to final judgment if included as part of expense on reinsured POLICIES, and interest accrued after final judgment, but excluding salaries of the COMPANY'S officials and regular office employees and office expenses of the COMPANY. LOSS ADJUSTMENT EXPENSE will also include DECLARATORY JUDGMENT EXPENSE. The REINSURER will bear its pro rata share of all LOSS ADJUSTMENT EXPENSE.

J.   LOW-RISE RESIDENTIAL CONSTRUCTION OPERATIONS mean the construction of:

     1.   Homes;

     2.   Townhomes;

     3.   Residential apartment buildings; or

     4.   Residential condominium buildings;

     That are under three stories in height.

K. NET SUBJECT WRITTEN PREMIUM means the gross written premium of the COMPANY for the POLICIES reinsured hereunder, including any premium paid by original insureds in respect of any EXTENDED REPORTING PERIODS or DISCOVERY PERIODS and any reinstatement premium payable by the original insureds, less returned premium for cancellations, premium audits and reductions, and less premium for inuring reinsurance as set forth in the Warranties Article.

L. OCCURRENCE has the same meaning as defined in the reinsured POLICY. If not defined in the reinsured POLICY, it will mean each and every accident or occurrence or series of accidents or occurrences arising out of one event. If a reinsured POLICY has an "each accident," "each wrongful act," "each common cause," "each disease," "each location," or "each offense" limit of liability, then OCCURRENCE as used in this AGREEMENT will have the same meaning as an "accident," "wrongful act," "common cause," "disease," "location," or "offense" in such reinsured POLICY with respect to such limit of liability.

M. POLICY means any policy, binder, contract, or agreement of insurance or reinsurance. Where the COMPANY has issued two or more ceded policies covering the same original named insured, or group of original named insureds, at different attachment points, then such policies will be deemed to be a single reinsured POLICY hereunder.

     The MAXIMUM POLICY PERIOD for subject business will be:

     1. Twelve (12) months plus odd time, not to exceed eighteen (18) months in all, for all POLICIES other than those described in paragraph 2. below; and

     2. Sixty (60) months plus odd time, not to exceed sixty-six (66) months in all, for all POLICIES written to insure a specific construction project or series of construction projects;

     Provided, however:

     a) That the limitation in 1. above will not apply to POLICIES issued for POLICY periods of greater than eighteen (18) months if they can be re-priced and re-underwritten without limitation, other than such limitations as are described in c) below, at the expiration of each annual period during the POLICY period. The commencement of each subsequent annual period will be considered a separate RENEWAL for purposes of this AGREEMENT;

     b) In determining whether a POLICY has exceeded the MAXIMUM POLICY PERIOD, the POLICY period of such POLICY will not include any:

          i.   EXTENDED REPORTING PERIODS (whether basic, supplemental or both);

          ii.  DISCOVERY PERIOD(S); or

          iii. Products-completed operations extensions;

          That are provided under the terms and conditions of that POLICY; and

     c) If the COMPANY is limited or prevented by statute, regulation, or judicial decision from re-pricing, re-underwriting, cancelling, or non-renewing a POLICY, then the maximum POLICY period shall be extended until the first RENEWAL date when the COMPANY can lawfully re-price, re-underwrite, cancel or non-renew such POLICY.

     Any products-completed operations extension provided under a POLICY that is reinsured hereunder will commence at the end of the POLICY period of such POLICY and will not extend beyond the greatest amount of time allowed under:

     (1) The longest applicable statute of repose (including any applicable extensions thereof); or

     (2) The longest applicable statute of limitations (including any applicable extensions thereof).

N. RENEWAL or RENEWED will include any POLICY with a POLICY period of one year or less that is renewed at its expiration or anniversary date as well as any POLICY that is issued for more than one year, but which can be re-priced and re-underwritten at the expiration of each annual period during its POLICY period.

O. ULTIMATE NET LOSS means the amount of any settlement, award, or judgment paid by the COMPANY, or for which the COMPANY has become liable to pay, including interest accrued prior to, or after, the final judgment if such interest erodes the applicable limit of liability of the reinsured POLICY. All inuring reinsurance, whether recovered or not, will be deducted from the amount of the ULTIMATE NET LOSS. ULTIMATE NET LOSS will not include any element of LOSS ADJUSTMENT EXPENSE, unless that element of LOSS ADJUSTMENT EXPENSE erodes the applicable limit of liability of the reinsured POLICY.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This AGREEMENT excludes all liability of the COMPANY arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any INSOLVENCY FUND. INSOLVENCY FUND includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the COMPANY of part, or all of, any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

In the following NUCLEAR INCIDENT EXCLUSION CLAUSES and NUCLEAR ENERGY RISKS EXCLUSION CLAUSES:

1. The terms "this reinsurance," "this agreement," and "Reinsurance" will be understood to refer to this AGREEMENT.

2. The terms "policy" and "contract" will have the same meaning as the term POLICY in this AGREEMENT.

3. The terms "policies" and "contracts" will have the same meaning as the term POLICIES in this AGREEMENT.

4. The terms "Reassured" and "Reinsured" will have the same meaning as the term COMPANY in this AGREEMENT.

U.S.A.

            NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     Limited Exclusion Provision*

I. It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II of paragraph 2 and without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

     Broad Exclusion Provision*

     It is agreed that the policy does not apply:

     I. Under any Liability Coverage, to injury, sickness, disease, death or destruction bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief first aids to expenses incurred with respect to bodily injury, sickness, disease or death bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to injury, sickness, disease, death or destruction bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the injury, sickness, disease, death or destruction bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility. property damage to such nuclear facility and any property thereat.

     IV. As used in this endorsement:

          "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIALS" means source materials, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located,

               all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property. "property damage" includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

               until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

----------
* NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590 (21/9/67)
Approved by Lloyd's Underwriters' Non-Marine Association

                      AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "WASTE" contained in sub-paragraph IV above is amended to read as follows:

                           "WASTE" means any material

(a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and

(b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.

CANADA

            NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

     Personal Liability.
     Farmers' Liability.
     Storekeepers' Liability.

     which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:-

     Limited Exclusion Provision

     This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers' Liability, Storekeepers' Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:-

     Broad Exclusion Provision

     It is agreed that this Policy does not apply:

     (a) to liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor


                                  Page 1 0f 3

     (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

     (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

          (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

          (ii) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

          (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

     As used in this Policy:

     1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

     2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

     3.   The term "nuclear facility" means:

          (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

          (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

          (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

          and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

     4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

     5. With respect to property, loss of use of such property shall be deemed to be property damage.

N.M.A. 1979a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)
                     (WORLDWIDE EXCLUDING U.S.A. AND CANADA)
                          (INCLUDES JAPANESE AMENDMENT)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:

     (I) All Property on the site of a nuclear power station. Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

     (II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

          (a)  the generation of nuclear energy; or

          (b)  the Production, Use or Storage of Nuclear Material.

     (III) Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

     (IV) The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

     (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

     (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

     (1) The provision of any insurance or reinsurance whatsoever in respect of:

          (a)  Nuclear Material;

          (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

     (2) The provision of any insurance or reinsurance for the undernoted perils:

          -    Fire, lightning, explosion;
          -    Earthquake;
          -    Aircraft and other aerial devices or articles dropped therefrom;
          -    Irradiation and radioactive contamination;
          - Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

          in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions

"Nuclear Material" means:

     (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

     (ii) Radioactive Products or Waste.

"Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

"Nuclear Installation" means:

     (i)  Any Nuclear Reactor;

     (ii) Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

     (iii)Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

"Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

"Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

"Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

"High Radioactivity Zone or Area" means:

     (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

     (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

Notwithstanding the provisions of this Clause, certain liabilities the type of which by market practice and custom have not been declared to the Japanese Nuclear Pool are covered hereunder.

N.M.A. 1975a (10/3/94) (with Japanese Amendment added).
Approved by Lloyd's Underwriters' Non-Marine Association.

U.S.A.

              NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--
                                   REINSURANCE

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.   Without in any way restricting the operations of paragraphs (1), (2) and
     (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.   Reassured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

NOTE: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119 (12/12/57)

CANADA

              NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE--
                                   REINSURANCE

1. This Agreement does not cover any loss or liability accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     (a) nuclear reactor power plants including all auxiliary property on the site, or

     (b) any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

     (c) installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

     (d) installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

     (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.   Reinsured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

     (a) by any nuclear incident as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof, or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

     (b)  by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

N.M.A. 1980a (01/04/96)
Form approved by Lloyd's Underwriters' Non-Marine Association Ltd.

U.S.A.

    NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE AND LIABILITY (BOILER
                      AND MACHINERY POLICIES)--REINSURANCE

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

     (b) with respect to any risk located in Canada policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

N.M.A. 1166 (23/6/58)

CANADA

    NUCLEAR INCIDENT EXCLUSION CLAUSE--PHYSICAL DAMAGE AND LIABILITY (BOILER
                      AND MACHINERY POLICIES)--REINSURANCE

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to loss, whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

N.M.A. 1251 (29/10/59)
Approved by Lloyd's Underwriters' Fire and Non-Marine Association.

                       INTERESTS AND LIABILITIES AGREEMENT
                       attaching to and forming a part of
               CASUALTY VARIABLE QUOTA SHARE REINSURANCE AGREEMENT
                                     between
                       ALLIED WORLD ASSURANCE COMPANY, LTD
                                     and/or
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                                     and/or
                       ALLIED WORLD ASSURANCE CO (RE) LTD
                                     and/or
                        ALLIED WORLD ASSURANCE (US) INC.
                                     and/or
                    NEWMARKET UNDERWRITERS INSURANCE COMPANY
                       (hereinafter called the "Company")
                                       and
                            FEDERAL INSURANCE COMPANY
                (hereinafter called the "Subscribing Reinsurer")

     It is hereby mutually understood and agreed by and between the Company and the Subscribing Reinsurer that as of 12:01 a.m. Atlantic Standard Time, March 1, 2006, the Subscribing Reinsurer's share in the interests and liabilities of the Reinsurers on the attached Agreement will be:

                                                                    Subscribing
            Subscribing Reinsurer's                             Reinsurer's Maximum
             Quota Share Percentage                             Limit of Liability
              of the Interests and          Subscribing           With Respect to
               Liabilities on the     Reinsurer's Percentage     Ultimate Net Loss
            Policies Subject to the   of the Cession for the     Under the Treaty
                 Treaty Section           Treaty Section              Section
            -----------------------   ----------------------   --------------------
Section A             NIL                       NIL                     NIL

Section B       Variable up to a                                   $2,500,000;
                   maximum of                                     L1,500,000; or
                    5.00000%                 10.52632%           2,500,000 Euros

Section C             NIL                       NIL                    NIL


AR 16479 -- 3/1/06                     1

     It is further understood and agreed that with respect to POLICIES written or RENEWED with an effective date on or after March 1, 2006, 12:01 a.m. Atlantic Standard Time, the Agreement will be amended as follows:

     a) The penultimate paragraph of the Commencement and Termination Article will be amended to read as follows:

               "In the event that POLICIES subject to this AGREEMENT are written in a jurisdiction where cancellation, renewal, or nonrenewal of coverage is regulated by the insurance authorities and the COMPANY is bound by statute or regulation of said jurisdiction or by a judicial decision to continue coverage after the termination date of this AGREEMENT, then the REINSURER will remain liable on:

               A. Any POLICIES continuing such coverage (and will receive the premium therefor) until the earliest of the following times:

                    1. The first RENEWAL date when the COMPANY can lawfully nonrenew, or the first date when the COMPANY can lawfully cancel, said POLICIES; or

                    2. Thirty-six (36) months from the termination date of this AGREEMENT; and

               B. Any EXTENDED REPORTING PERIODS (whether basic, supplemental or both), DISCOVERY PERIOD(S) or products-completed operations extensions applicable to such POLICIES without limitation.

               If, however, the COMPANY decides to hold the business net and for its own account, or has other reinsurance agreements that would apply to such business, the REINSURER will not be liable for longer than the run-off period set forth above."

     b) The Special Termination or Settlement Article will be amended in its entirety to read as follows:

               "SPECIAL TERMINATION OR SETTLEMENT ARTICLE (Applicable separately as between the COMPANY and each REINSURER)

               "Section I.

               A.   Either party may terminate this AGREEMENT upon forty-five
                    (45) calendar days notice in the event that:

                    1. The other party should at any time (whether voluntarily or otherwise) become insolvent, or suffer any IMPAIRMENT OF PAID-UP CAPITAL, or become the subject of any liquidation, rehabilitation, receivership, supervision, conservation, or bankruptcy action or proceeding (whether judicial otherwise) or of a proposed Scheme of Arrangement, or be acquired or controlled (whether directly or indirectly) by any other company or organization; or

                    2. There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between Bermuda and the country in which the REINSURER is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.

                    IMPAIRMENT OF PAID-UP CAPITAL does not include a voluntary reduction in paid-up capital by either party to this AGREEMENT for purposes of buying back its outstanding shares of stock to increase its earnings per share.

               B. The COMPANY may terminate this AGREEMENT forthwith in the event that:

                    1.   The REINSURER ceases writing reinsurance; or

                    2.   The REINSURER at any time:

                         (i) Has a Standard & Poor's (S&P) Insurer Financial Strength Rating of lower than "A-"; or

                         (ii) Ceases to have any S&P Insurer Financial Strength
                              Rating (including a designation of "not rated" or "NR") after having had an S&P rating at or after the inception of this AGREEMENT;

                    3.   The REINSURER at any time:

                         (i) Has an A.M. Best Financial Strength Rating of lower than "A-"; or

                         (ii) Ceases to have any A.M. Best Financial Strength
                              Rating (including a designation of "not rated" or "NR") after having had an A.M. Best Financial Strength Rating at or after the inception of this AGREEMENT;

                    4. Over any period not exceeding twelve months, the policyholders' surplus of the REINSURER, as reported in such financial statements of the REINSURER as designated by the COMPANY, drop by 20.00% or more; or

                    5.   (Applicable to REINSURERS domiciled in the United
                         States)

                         Upon application of the NAIC Insurance Regulatory Information System (IRIS) tests to the REINSURER'S most recent statutory Annual Statement (which the REINSURER hereby agrees to furnish to the COMPANY upon request), it is found that four or more of the REINSURER'S IRIS financial ratio values are outside of the usual range established in the IRIS system.

                    Notwithstanding the above, subparts 4 and 5 will not apply to any REINSURER having at all times both S&P Insurer Financial Strength and and A. M. Best Financial Strength Rating of "A" or higher.

               C. Termination under Part A. or B. of this Article will be effected by written notice. The COMPANY will elect whether the termination will be on a run-off basis or a clean-cut basis with an immediate settlement of all present and future obligations under this AGREEMENT. If the

                    COMPANY initially elects a run-off basis, within fifteen
                    (15) calendar days of receiving notice of the COMPANY'S election, any non-admitted REINSURER will secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the COMPANY. However, even if such security is requested by the COMPANY and/or provided by the REINSURER, it is agreed that the COMPANY will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

               "Section II

               A. After the expiration or termination of this AGREEMENT for any reason other than a Special Termination governed by
                    Section I., above, if the REINSURER has any remaining present or future obligations to the COMPANY and any of the five events described in Part B. of Section I. should occur, the COMPANY (i) may require an immediate settlement of all present and future obligations under this AGREEMENT, or (ii) may require any non-admitted REINSURER to secure all such obligations through a trust account or a clean, unconditional, irrevocable, and evergreen letter of credit from a financial institution acceptable to the COMPANY.

               B. If the COMPANY initially requires security under Part A. of this Section, it will notify any non-admitted REINSURER in writing and the REINSURER will provide such trust account or letter of credit within fifteen (15) calendar days. However, even if such security is requested by the COMPANY and/or provided by the REINSURER, it is agreed that the COMPANY will retain the right to require an immediate settlement of all present and future obligations at any subsequent date.

               "Section III

               A. For purposes of this Article, ALL PRESENT AND FUTURE OBLIGATIONS means outstanding ULTIMATE NET LOSS, EXTRA CONTRACTUAL OBLIGATIONS, EXCESS OF LIMITS LIABILITY and LOSS ADJUSTMENT EXPENSE [including reserves for incurred-but-not-reported ULTIMATE NET LOSS and LOSS ADJUSTMENT EXPENSE (IBNR)], return of unearned premiums, and all other present or future balances, obligations, or amounts due the COMPANY under this AGREEMENT.

               B. In no event will this Article be construed to limit the amount of, or the rights and obligations of the parties with respect to, any security withheld or required in accordance with the Reserves and Funding Article hereof (if applicable).

               C. In the event of an immediate settlement of ALL PRESENT AND FUTURE OBLIGATIONS, upon receipt of final payment, the COMPANY and the REINSURER will execute a full and final commutation and mutual release of their respective liabilities under the AGREEMENT.

               D. When requested by either party an appraisal of IBNR will be made by a disinterested actuary.

               E. Settlements under this Article will be adjusted for net present value.

               F. In the event of any conflict between this Article and any other Article of this AGREEMENT, the terms of this Article will control.

               "This Article will survive the expiration or termination of this AGREEMENT."

     The share of the Subscribing Reinsurer will be separate and apart from the shares of the other Reinsurers and will not be joint with those of the other Reinsurers, and the Subscribing Reinsurer will in no event participate in the interests and liabilities of other Reinsurers.

     If the Subscribing Reinsurer wishes to designate an alternate party to that named in the Service of Suit Article contained in the attached Agreement, then service of process will be made upon the party hereinafter named:

________________________________________________________________________________

________________________________________________________________________________

     This Interests and Liabilities Agreement may be executed in two or more counterparts, each of which, when duly executed will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Agreement to be executed by their duly authorized representatives.

                       ALLIED WORLD ASSURANCE COMPANY, LTD
                 ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED
                       ALLIED WORLD ASSURANCE CO (RE) LTD
                        ALLIED WORLD ASSURANCE (US) INC.
                    NEWMARKET UNDERWRITERS INSURANCE COMPANY

Signed at: Hamilton, Bermuda
           --------------------------


Signature: /s/ Jordan M. Gantz          Title: EVP
           --------------------------          ---------------------------------
Printed Name: Jordan M. Gantz           Date: April 27, 2006
              -----------------------         ----------------------------------
Attest: /s/ Frank D'Orazio
        -----------------------------
Attest Printed Name: Frank D'Orazio
                     ----------------

                           HARBOR POINT SERVICES, INC.
                                  ON BEHALF OF
                            FEDERAL INSURANCE COMPANY

Signed at: Bernardsville, NJ
           --------------------------


Signature: /s/ Lyle McCoy               Title: VP
           --------------------------          ---------------------------------
Printed Name: Lyle McCoy                Date: May 8, 2006
              -----------------------         ----------------------------------
Attest: /s/ Peter Kellogg
        -----------------------------
Attest Printed Name: Peter Kellogg
                     ----------------
Reference No.: T545
               ----------------------